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                                                                    EXHIBIT 99.3



                          CMC SECURITIES CORPORATION II
                                   LISTING OF
                     OFFICER'S CERTIFICATES OF THE SERVICERS



                                                                                DATE OF
                        SERVICER                                              CERTIFICATE
----------------------------------------------------------------          --------------------
American City Mortgage Corporation                                                       N/A
Atlantic Mortgage and Investment Corporation                                  August 3, 1998
BB&T Financial Corporation (BB&T Mortgage)                                    March 31, 1998
Capstead Mortgage Corporation                                                 March 11, 1998
Charter Mortgage & Investments, Inc. (First Commercial)                                  N/A
Chase Manhattan Mortgage Corporation                                          March 26, 1998
Citfed Mortgage Corporation of America                                         July 10, 1998
Colonial Savings, F.A.                                                     December 31, 1998
Companion Servicing Company, L.L.C.                                          August 26, 1998
Crestar Mortgage Corporation                                                  March 23, 1998
CU Mortgage Corporation                                                   September 22, 1998
First Federal Savings Bank of America                                                    N/A
First Nationwide Mortgage Corporation                                          March 7, 1997
First Union Mortgage Corporation                                             August 13, 1998
GE Capital Mortgage Services, Inc.                                            March 27, 1998
GMAC Mortgage Corporation                                                     March 31, 1998
LaSalle Home Mortgage Corporation                                           January 21, 1998
M&T Mortgage Corporation                                                                 N/A
Matrix Financial Services Corporation                                           July 8, 1997
Mellon Mortgage Company                                                                  N/A
Mercantile Bank N.A.                                                          March 11, 1998
Mitchell Mortgage Corporation                                                 April 17, 1997
ML Bancorp, Inc.                                                              April 22, 1997
NationsBanc Mortgage Corporation                                            January 29, 1997
Navy Federal Credit Union                                                     March 25, 1998
Old Kent Mortgage Services, Inc.                                              March 31, 1997
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)                    March 27, 1998
Standard Mortgage Corporation                                                            N/A
Town & Country Mortgage Co.                                                              N/A
Universal American Mortgage Company                                            March 9, 1998
Western Financial Savings Bank, F.S.B.                                        March 30, 1998
York Financial Corp.                                                      September 23, 1998
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